CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

North Shore Capital III, Inc.
Dated: January 19, 2001


I hereby consent to the incorporation by reference in this Annual Report to Shareholders on Form 10-KSB of my report dated December 31, 2000 appearing on page F-2 of North Shore's Annual Report on Form 10-KSB for the year ended December 31, 2000. I also consent to the reference to me under the heading "Exhibits" in such Registration Statement.



                                        DENNIS W. BERSCH, CPA
                                        /s/ Dennis W. Bersch

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                                        DENNIS BERSCH, CPA